GILEAD SCIENCES ANNOUNCES FOURTH QUARTER AND FULL YEAR 2024 FINANCIAL RESULTS
Product Sales Excluding Veklury Increased 8% Year-Over-Year to $26.8 billion for Full Year 2024
Biktarvy Sales Increased 13% Year-Over-Year to $13.4 billion for Full Year 2024
Oncology Sales Increased 12% Year-Over-Year to $3.3 billion for Full Year 2024
Foster City, CA, February 11, 2025 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the fourth quarter and full year 2024.
“Gilead delivered another exceptionally strong full year and fourth quarter, with growth in our base business product sales of 8% for 2024 and 13% year-over-year for the fourth quarter,” said Daniel O’Day, Gilead’s Chairman and Chief Executive Officer. “From this foundation of commercial strength, we are planning for the potential launch of lenacapavir for HIV PrEP in Summer 2025, with its unique opportunity to extend the reach of HIV prevention. This potential in HIV, along with our strong and diverse portfolio, and improved operational efficiencies, positions Gilead to deliver increasing patient impact and compelling shareholder returns in the years ahead.”
Fourth Quarter 2024 Financial Results
•Total fourth quarter 2024 revenue increased 6% to $7.6 billion compared to the same period in 2023, primarily due to higher sales in HIV, as well as in Oncology and Liver Disease, partially offset by lower sales of Veklury® (remdesivir).
•Diluted Earnings Per Share (“EPS”) increased to $1.42 in the fourth quarter 2024 compared to $1.14 in the same period in 2023, primarily driven by lower costs of goods sold, higher product sales and lower acquired in-process research and development ("IPR&D") expenses, partially offset by higher operating expenses as well as unrealized losses on equity investments in 2024 compared to gains in 2023.
•Non-GAAP diluted EPS increased to $1.90 in the fourth quarter 2024 compared to $1.72 in the same period in 2023. The increase was primarily driven by higher product sales and lower acquired IPR&D expenses, partially offset by higher operating expenses.
•As of December 31, 2024, Gilead had $10.0 billion of cash, cash equivalents and marketable debt securities compared to $8.4 billion as of December 31, 2023.
•During the fourth quarter 2024, Gilead generated $3.0 billion in operating cash flow.
•During the fourth quarter 2024, Gilead issued senior unsecured notes in an aggregate principal amount of $3.5 billion, paid cash dividends of $973 million and utilized $350 million to repurchase common stock.
Fourth Quarter 2024 Product Sales
Total fourth quarter 2024 product sales increased 7% to $7.5 billion compared to the same period in 2023. Total product sales excluding Veklury increased 13% to $7.2 billion compared to the same period in 2023, primarily due to higher sales in HIV, as well as in Oncology and Liver Disease.
HIV product sales increased 16% to $5.5 billion in the fourth quarter 2024 compared to the same period in 2023, primarily driven by higher demand, higher average realized price and favorable inventory dynamics.
•Biktarvy® (bictegravir 50mg/emtricitabine (“FTC”) 200mg/tenofovir alafenamide (“TAF”) 25mg) sales increased 21% to $3.8 billion in the fourth quarter 2024 compared to the same period in 2023, primarily driven by higher demand, favorable inventory dynamics and higher average realized price.

February 11, 2025	2

•Descovy® (FTC 200mg/TAF 25mg) sales increased 21% to $616 million in the fourth quarter 2024 compared to the same period in 2023, primarily driven by higher demand, higher average realized price and favorable inventory dynamics.
The Liver Disease portfolio sales increased 4% to $719 million in the fourth quarter 2024 compared to the same period in 2023. This was primarily driven by the launch of Livdelzi® (seladelpar) in primary biliary cholangitis (“PBC”), and increased demand in products for chronic hepatitis B virus (“HBV”) and chronic hepatitis delta virus (“HDV”), partially offset by lower demand and average realized price in products for chronic hepatitis C virus (“HCV”).
Veklury sales decreased 53% to $337 million in the fourth quarter 2024 compared to the same period in 2023, primarily driven by lower rates of COVID-19 related hospitalizations, particularly in the United States.
Cell Therapy product sales increased 5% to $488 million in the fourth quarter 2024 compared to the same period in 2023.
•Yescarta® (axicabtagene ciloleucel) sales increased 6% to $390 million in the fourth quarter 2024 compared to the same period in 2023, primarily driven by higher average realized price and increased demand outside of the United States, partially offset by lower demand in the United States.
•Tecartus® (brexucabtagene autoleucel) sales of $98 million in the fourth quarter 2024 were flat compared to the same period in 2023, reflecting increased demand outside of the United States, offset by lower demand in the United States.
Trodelvy® (sacituzumab govitecan-hziy) sales increased 19% to $355 million in the fourth quarter 2024 compared to the same period in 2023, primarily driven by increased demand in all regions, as well as higher average realized price.
Fourth Quarter 2024 Product Gross Margin, Operating Expenses and Tax
•Product gross margin was 79.0% in the fourth quarter 2024 compared to 70.4% in the same period in 2023, primarily driven by prior year restructuring expenses related to changes in our manufacturing strategy. Non-GAAP product gross margin was 86.7% in the fourth quarter 2024 compared to 86.1% in the same period in 2023.
•Research and development (“R&D”) expenses were $1.6 billion in the fourth quarter 2024 compared to $1.4 billion in the same period in 2023, primarily due to incremental investments and clinical activities across our portfolio and the impact of a prior year valuation adjustment to the MYR-related contingent consideration that did not repeat. Non-GAAP R&D expenses were $1.6 billion in the fourth quarter 2024 compared to $1.5 billion in the same period in 2023, primarily due to incremental investments and clinical activities across our portfolio.
•Acquired IPR&D expenses were $(11) million in the fourth quarter 2024, reflecting expenses related to the Terray Therapeutics, Inc. (“Terray”) and Tubulis GmbH (“Tubulis”) collaborations, offset by a favorable adjustment related to the CymaBay Therapeutics, Inc. (“CymaBay”) acquisition.
•Selling, general and administrative (“SG&A”) and non-GAAP SG&A expenses were $1.9 billion in the fourth quarter 2024 compared to $1.6 billion in the same period in 2023, primarily driven by a litigation accrual and higher sales and marketing spending, including launch preparation activities for lenacapavir for the investigational use of HIV pre-exposure prophylaxis (“PrEP”) as well as for Livdelzi.
•The effective tax rate (“ETR”) was 17.8% in the fourth quarter 2024 compared to 14.3% in the same period in 2023, primarily due to prior year settlements with tax authorities and non-taxable unrealized gains and losses on equity investments. Non-GAAP ETR was 19.2% in the fourth quarter 2024 compared to 17.1% in the same period in 2023, primarily due to prior year settlements with tax authorities.

February 11, 2025	3

Full Year 2024 Financial Results
•Total full year 2024 revenue increased 6% to $28.8 billion compared to 2023, primarily due to higher sales in HIV, Oncology and Liver Disease, partially offset by lower sales of Veklury.
•Diluted EPS decreased to $0.38 in the full year 2024 compared to $4.50 in 2023. The decrease was primarily driven by a pre-tax IPR&D impairment charge of $4.2 billion, or $2.49 per share net of tax impact, related to assets acquired by Gilead from Immunomedics, Inc. (“Immunomedics”) in 2020, and acquired IPR&D charges of $3.9 billion, or $3.14 per share, in the first quarter 2024 related to the acquisition of CymaBay, partially offset by higher product sales.
•Non-GAAP diluted EPS decreased to $4.62 in the full year 2024 compared to $6.72 in 2023. This was primarily driven by higher acquired IPR&D expenses related to the CymaBay acquisition and higher income tax expense, partially offset by higher product sales.
Full Year 2024 Product Sales
Total full year 2024 product sales increased 6% to $28.6 billion compared to 2023. Total product sales excluding Veklury increased 8% to $26.8 billion in the full year 2024 compared to 2023, primarily driven by higher sales in HIV, Oncology and Liver Disease.
HIV product sales increased 8% to $19.6 billion in the full year 2024 compared to 2023, primarily driven by higher demand, as well as the impact of higher average realized price.
•Biktarvy sales increased 13% to $13.4 billion in the full year 2024 compared to 2023, primarily driven by higher demand.
•Descovy sales increased 6% to $2.1 billion in the full year 2024 compared to 2023, primarily driven by higher demand, partially offset by lower average realized price.
The Liver Disease portfolio sales increased 9% to $3.0 billion in the full year 2024 compared to 2023. The increase was primarily due to higher demand across all liver diseases.
Veklury sales decreased 18% to $1.8 billion in the full year 2024 compared to 2023, primarily driven by lower rates of COVID-19 related hospitalizations.
Cell Therapy product sales increased 6% to $2.0 billion in the full year 2024 compared to 2023.
•Yescarta sales increased 5% to $1.6 billion in the full year 2024 compared to 2023, primarily driven by increased demand outside of the United States and higher average realized price, partially offset by lower demand in the United States.
•Tecartus sales increased 9% to $403 million in the full year 2024 compared to 2023, primarily driven by increased demand outside of the United States, partially offset by lower demand in the United States.
Trodelvy sales increased 24% to $1.3 billion in the full year 2024 compared to 2023, primarily driven by increased demand in all regions.
Full Year 2024 Product Gross Margin, Operating Expenses and Tax
•Product gross margin was 78.2% in the full year 2024 compared to 75.9% in 2023, primarily driven by prior year restructuring expenses related to changes in our manufacturing strategy. Non-GAAP product gross margin was 86.2% in the full year 2024 compared to 86.3% in 2023.
•R&D expenses were $5.9 billion in the full year 2024 compared to $5.7 billion in 2023, primarily driven by restructuring costs and integration expenses related to the CymaBay acquisition. Non-GAAP R&D expenses of $5.7 billion in the full year 2024 were flat compared to 2023.
•Acquired IPR&D expenses were $4.7 billion in the full year 2024 compared to $1.2 billion in 2023, primarily reflecting the acquisition of CymaBay.

February 11, 2025	4

•SG&A expenses of $6.1 billion in the full year 2024 were flat compared to 2023, reflecting higher sales and marketing spending, including launch preparation activities for lenacapavir for the investigational use of HIV PrEP as well as for Livdelzi, integration costs related to the acquisition of CymaBay, and restructuring expenses, offset by lower expenses related to legal matters. Non-GAAP SG&A expenses were $5.9 billion in the full year 2024 compared to $6.1 billion in 2023, primarily driven by lower expenses related to legal matters, partially offset by higher sales and marketing spending, including launch preparation activities for lenacapavir for the investigational use of HIV PrEP as well as for Livdelzi.
•The ETR was 30.5% in the full year 2024 compared to 18.2% in 2023, primarily driven by the non-deductible acquired IPR&D charge for CymaBay and prior year decrease in tax reserves that did not repeat, partially offset by the tax impact of a legal entity restructuring and Immunomedics IPR&D impairment expense, as well as current year settlements with tax authorities and remeasurement of certain deferred tax liabilities. Non-GAAP ETR was 25.9% in the full year 2024 compared to 15.2% in 2023, primarily due to the non-deductible acquired IPR&D charge for CymaBay and a prior year decrease in tax reserves that did not repeat, partially offset by current year settlements with tax authorities.
Guidance and Outlook
For the full-year 2025, Gilead expects:

(in millions, except per share amounts)	February 11, 2025 Guidance
	Low End	High End
Product sales	$28,200	$28,600
Product sales excluding Veklury	$26,800	$27,200
Veklury	$1,400	$1,400
Diluted EPS	$5.95	$6.35
Non-GAAP diluted EPS	$7.70	$8.10
Additional information and a reconciliation between GAAP and non-GAAP financial information for the 2025 guidance is provided in the accompanying tables. The financial guidance is subject to a number of risks and uncertainties. See the Forward-Looking Statements section below.

February 11, 2025	5

Key Updates Since Our Last Quarterly Release
Virology
•Presented new HIV data at the International Congress on Drug Therapy in HIV Infection (“HIV Glasgow 2024”). This included full results from the Phase 3 PURPOSE 2 trial evaluating investigational twice-yearly lenacapavir for HIV prevention among cisgender men and gender-diverse people, with data published in the New England Journal of Medicine.
•Additionally at HIV Glasgow 2024, presented new HIV treatment research data from Biktarvy, as well as for investigational regimens with once-daily, once-weekly and twice-yearly dosing frequencies.
•Completed the New Drug Application submissions to U.S. Food and Drug Administration (“FDA”), as well as a marketing authorization application and an EU-Medicines for All application to the European Medicines Agency (“EMA”), for twice-yearly lenacapavir for HIV prevention.
•Lenacapavir named by Science Magazine as its 2024 “Breakthrough of the Year,” based in part on the PURPOSE 1 and PURPOSE 2 trial results.
Oncology
•Our partner, Arcellx, Inc. (“Arcellx”), presented new data evaluating investigational anitocabtagene autoleucel (“anito-cel”) in relapsed or refractory (“R/R”) multiple myeloma at the American Society of Hematology 2024 Annual Meeting (“ASH 2024”). This included preliminary data from the registrational Phase 2 iMMagine-1 trial, as well as updated Phase 1 data.
•Presented new data at ASH 2024 including long-term follow-up of Yescarta in R/R non-Hodgkin’s lymphoma and Tecartus in R/R mantle cell lymphoma, as well as real world data for Yescarta in R/R large B-cell lymphoma and Tecartus in B-cell precursor adult acute lymphoblastic leukemia.
•Granted Breakthrough Therapy Designation by FDA to Trodelvy for the treatment of adult patients with extensive-stage small cell lung cancer (“ES-SCLC”) whose disease has progressed on or after platinum-based chemotherapy. The use of Trodelvy in ES-SCLC is investigational.
•Entered into a single-asset focused collaboration, license, and option agreement with Tubulis to develop an antibody-drug conjugate candidate for a solid tumor target using Tubulis’ Tubutecan and Alco5 platforms.
Inflammation
•Received a positive opinion from the EMA’s Committee for Medicinal Products for Human Use recommending seladelpar for the treatment of PBC in combination with ursodeoxycholic acid (“UDCA”) in adults who have an inadequate response to UDCA alone, or as monotherapy in those unable to tolerate UDCA.
•Received marketing authorization from the Medicines and Healthcare products Regulatory Agency in the UK for seladelpar for treatment of PBC, including pruritus, in adults in combination with UDCA who have an inadequate response to UDCA alone, or as monotherapy in those unable to tolerate UDCA.
•Presented new data evaluating seladelpar in PBC at the American Association for the Study of Liver Diseases’ The Liver Meeting. This included longer-term follow-up data from the ASSURE trial, as well as additional analyses from the RESPONSE trial.
•Announced a strategic partnership to develop and commercialize the pre-clinical oral STAT6 program of LEO Pharma A/S (“LEO Pharma”) for the potential treatment of inflammatory diseases.
Corporate
•Appointed Dietmar Berger, MD, PhD, as Chief Medical Officer effective January 2025.
•Entered into a strategic research collaboration with Terray to discover and develop novel, small molecule therapies across multiple targets using Terray’s artificial intelligence tNOVA platform.
•Reached a final settlement agreement with the U.S. Department of Justice and the U.S. Department of Health and Human Services on patents that the government alleged covered Truvada® (FTC 200mg/tenofovir disoproxil fumarate (“TDF”) 300mg) and Descovy for HIV PrEP.

February 11, 2025	6

•Issued $3.5 billion aggregate principal amount of senior unsecured notes in a registered offering.
•The Board declared a quarterly dividend of $0.79 per share of common stock for the first quarter of 2025. The dividend is payable on March 28, 2025, to stockholders of record at the close of business on March 14, 2025. Future dividends will be subject to Board approval.
Certain amounts and percentages in this press release may not sum or recalculate due to rounding.
Conference Call
At 1:30 p.m. Pacific Time today, Gilead will host a conference call to discuss Gilead’s results. A live webcast will be available on http://investors.gilead.com and will be archived on www.gilead.com for one year.
Non-GAAP Financial Information
The information presented in this document has been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP financial information generally excludes acquisition-related expenses including amortization of acquired intangible assets and other items that are considered unusual or not representative of underlying trends of Gilead’s business, fair value adjustments of equity securities and discrete and related tax charges or benefits associated with such exclusions as well as changes in tax-related laws and guidelines, transfers of intangible assets between certain legal entities, and legal entity restructurings. Although Gilead consistently excludes the amortization of acquired intangible assets from the non-GAAP financial information, management believes that it is important for investors to understand that such intangible assets were recorded as part of acquisitions and contribute to ongoing revenue generation. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the accompanying tables.
About Gilead Sciences
Gilead Sciences, Inc. is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis, COVID-19, cancer and inflammation. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, California.
Forward-Looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include those relating to: Gilead’s ability to achieve its full year 2025 financial guidance, including as a result of the uncertainty of the amount and timing of Veklury revenues; Gilead’s ability to make progress on any of its long-term ambitions or priorities laid out in its corporate strategy; Gilead’s ability to accelerate or sustain revenues for its virology, oncology and other programs; Gilead’s ability to realize the potential benefits of acquisitions, collaborations or licensing arrangements, including the arrangements with Arcellx, LEO Pharma, Terray and Tubulis; patent protection and estimated loss of exclusivity for our products and product candidates; Gilead’s ability to initiate, progress or complete clinical trials within currently anticipated timeframes or at all, the possibility of unfavorable results from ongoing and additional clinical trials, including those involving Biktarvy, Tecartus, Trodelvy, Yescarta, anito-cel, lenacapavir and seladelpar (such as the ASSURE, iMMagine-1, PURPOSE 1 and 2, and RESPONSE studies), and the risk that safety and efficacy data from clinical trials may not warrant further development of Gilead’s product candidates or the product candidates of Gilead’s strategic partners; Gilead’s ability to submit new

February 11, 2025	7

drug applications for new product candidates or expanded indications in the currently anticipated timelines, including for lenacapavir for HIV PrEP and seladelpar for PBC; Gilead’s ability to receive or maintain regulatory approvals in a timely manner or at all, and the risk that any such approvals, if granted, may be subject to significant limitations on use and may be subject to withdrawal or other adverse actions by the applicable regulatory authority; Gilead’s ability to successfully commercialize its products; the risk of potential disruptions to the manufacturing and supply chain of Gilead’s products; pricing and reimbursement pressures from government agencies and other third parties, including required rebates and other discounts; a larger than anticipated shift in payer mix to more highly discounted payer segments; market share and price erosion caused by the introduction of generic versions of Gilead products; the risk that physicians and patients may not see advantages of Gilead’s products over other therapies and may therefore be reluctant to prescribe the products, including Livdelzi; and other risks identified from time to time in Gilead’s reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There may be other factors of which Gilead is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ significantly from these estimates. Further, results for the quarter ended December 31, 2024 are not necessarily indicative of operating results for any future periods. Gilead directs readers to its press releases, annual reports on Form 10-K, quarterly reports on Form 10-Q and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
The reader is cautioned that forward-looking statements are not guarantees of future performance and is cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements are based on information currently available to Gilead and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in its business, including the following: GILEAD®, GILEAD SCIENCES®, KITETM, AMBISOME®, ATRIPLA®, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, DESCOVY FOR PREP®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPCLUDEX®, HEPSERA®, JYSELECA®, LIVDELZI®, LETAIRIS®, ODEFSEY®, SOVALDI®, STRIBILD®, SUNLENCA® , TECARTUS®, TRODELVY®, TRUVADA®, TRUVADA FOR PREP®, TYBOST®, VEKLURY®, VEMLIDY®, VIREAD®, VOSEVI®, YESCARTA® and ZYDELIG®.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

CONTACTS:	Investors:	Jacquie Ross, CFA	investor_relations@gilead.com
	Media:	Ashleigh Koss	public_affairs@gilead.com

February 11, 2025	8

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions, except per share amounts)	2024	2023	2024	2023
Revenues:
Product sales	$7,536	$7,070	$28,610	$26,934
Royalty, contract and other revenues	33	45	144	182
Total revenues	7,569	7,115	28,754	27,116
Costs and expenses:
Cost of goods sold	1,581	2,090	6,251	6,498
Research and development expenses	1,641	1,408	5,907	5,718
Acquired in-process research and development expenses	(11)	347	4,663	1,155
In-process research and development impairments	—	50	4,180	50
Selling, general and administrative expenses	1,906	1,608	6,091	6,090
Total costs and expenses	5,118	5,503	27,092	19,511
Operating income	2,451	1,612	1,662	7,605
Interest expense	248	252	977	944
Other (income) expense, net	35	(293)	(6)	(198)
Income before income taxes	2,168	1,653	690	6,859
Income tax expense	385	236	211	1,247
Net income	1,783	1,417	480	5,613
Net loss attributable to noncontrolling interest	—	(12)	—	(52)
Net income attributable to Gilead	$1,783	$1,429	$480	$5,665
Basic earnings per share attributable to Gilead	$1.43	$1.15	$0.38	$4.54
Shares used in basic earnings per share attributable to Gilead calculation	1,248	1,248	1,247	1,248
Diluted earnings per share attributable to Gilead	$1.42	$1.14	$0.38	$4.50
Shares used in diluted earnings per share attributable to Gilead calculation	1,259	1,256	1,255	1,258

Supplemental Information:
Cash dividends declared per share	$0.77	$0.75	$3.08	$3.00
Product gross margin	79.0%	70.4%	78.2%	75.9%
Research and development expenses as a % of revenues	21.7%	19.8%	20.5%	21.1%
Selling, general and administrative expenses as a % of revenues	25.2%	22.6%	21.2%	22.5%
Operating margin	32.4%	22.7%	5.8%	28.0%
Effective tax rate	17.8%	14.3%	30.5%	18.2%

February 11, 2025	9

GILEAD SCIENCES, INC.
TOTAL REVENUE SUMMARY
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(in millions, except percentages)	2024	2023	Change	2024	2023	Change
Product sales:
HIV	$5,452	$4,693	16%	$19,612	$18,175	8%
Liver Disease	719	691	4%	3,021	2,784	9%
Oncology	843	765	10%	3,289	2,932	12%
Other	184	201	(8)%	889	859	3%
Total product sales excluding Veklury	7,198	6,350	13%	26,811	24,750	8%
Veklury	337	720	(53)%	1,799	2,184	(18)%
Total product sales	7,536	7,070	7%	28,610	26,934	6%
Royalty, contract and other revenues	33	45	(26)%	144	182	(21)%
Total revenues	$7,569	$7,115	6%	$28,754	$27,116	6%

February 11, 2025	10

GILEAD SCIENCES, INC.
NON-GAAP FINANCIAL INFORMATION(1)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(in millions, except percentages)	2024	2023	Change	2024	2023	Change
Non-GAAP:
Cost of goods sold	$1,002	$980	2%	$3,936	$3,697	6%
Research and development expenses	$1,612	$1,452	11%	$5,732	$5,720	—%
Acquired IPR&D expenses(2)	$(11)	$347	NM	$4,663	$1,155	NM
Selling, general and administrative expenses	$1,852	$1,597	16%	$5,903	$6,060	(3)%
Other (income) expense, net	$(91)	$(104)	(13)%	$(279)	$(365)	(24)%
Diluted EPS	$1.90	$1.72	10%	$4.62	$6.72	(31)%
Shares used in non-GAAP diluted earnings per share attributable to Gilead calculation	1,259	1,256	—%	1,255	1,258	—%

Product gross margin	86.7%	86.1%	56 bps	86.2%	86.3%	-3 bps
Research and development expenses as a % of revenues	21.3%	20.4%	89 bps	19.9%	21.1%	-116 bps
Selling, general and administrative expenses as a % of revenues	24.5%	22.4%	203 bps	20.5%	22.3%	-182 bps
Operating margin	41.1%	38.5%	265 bps	29.6%	38.7%	-903 bps
Effective tax rate	19.2%	17.1%	210 bps	25.9%	15.2%	1075 bps
________________________________
NM - Not Meaningful
(1)    Refer to Non-GAAP Financial Information section above for further disclosures on non-GAAP financial measures. A reconciliation between GAAP and non-GAAP financial information is provided in the tables below.
(2)    Equal to GAAP financial information.

February 11, 2025	11

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions, except percentages and per share amounts)	2024	2023	2024	2023
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,581	$2,090	$6,251	$6,498
Acquisition-related – amortization(1)	(579)	(580)	(2,316)	(2,271)
Restructuring	—	(479)	—	(479)
Other(2)	—	(51)	—	(51)
Non-GAAP cost of goods sold	$1,002	$980	$3,936	$3,697

Product gross margin reconciliation:
GAAP product gross margin	79.0%	70.4%	78.2%	75.9%
Acquisition-related – amortization(1)	7.7%	8.2%	8.1%	8.4%
Restructuring	—%	6.8%	(—)%	1.8%
Other(2)	—%	0.7%	—%	0.2%
Non-GAAP product gross margin	86.7%	86.1%	86.2%	86.3%

Research and development expenses reconciliation:
GAAP research and development expenses	$1,641	$1,408	$5,907	$5,718
Acquisition-related – other costs(3)	—	59	(78)	22
Restructuring	(30)	(15)	(98)	(20)
Non-GAAP research and development expenses	$1,612	$1,452	$5,732	$5,720

IPR&D impairment reconciliation:
GAAP IPR&D impairment	$—	$50	$4,180	$50
IPR&D impairment	—	(50)	(4,180)	(50)
Non-GAAP IPR&D impairment	$—	$—	$—	$—

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$1,906	$1,608	$6,091	$6,090
Acquisition-related – other costs(3)	(8)	—	(97)	(2)
Restructuring	(46)	(11)	(91)	(28)
Non-GAAP selling, general and administrative expenses	$1,852	$1,597	$5,903	$6,060

Operating income reconciliation:
GAAP operating income	$2,451	$1,612	$1,662	$7,605
Acquisition-related – amortization(1)	579	580	2,316	2,271
Acquisition-related – other costs(3)	8	(59)	174	(20)
Restructuring	76	505	188	527
IPR&D impairment	—	50	4,180	50
Other(2)	—	51	—	51
Non-GAAP operating income	$3,114	$2,739	$8,520	$10,484

Operating margin reconciliation:
GAAP operating margin	32.4%	22.7%	5.8%	28.0%
Acquisition-related – amortization(1)	7.6%	8.1%	8.1%	8.4%
Acquisition-related – other costs(3)	0.1%	(0.8)%	0.6%	(0.1)%
Restructuring	1.0%	7.1%	0.7%	1.9%
IPR&D impairment	—%	0.7%	14.5%	0.2%
Other(2)	—%	0.7%	—%	0.2%
Non-GAAP operating margin	41.1%	38.5%	29.6%	38.7%

Other (income) expense, net reconciliation:
GAAP other (income) expense, net	$35	$(293)	$(6)	$(198)
(Loss) gain from equity securities, net	(126)	189	(274)	(167)
Non-GAAP other (income) expense, net	$(91)	$(104)	$(279)	$(365)

February 11, 2025	12

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions, except percentages and per share amounts)	2024	2023	2024	2023
Income before income taxes reconciliation:
GAAP income before income taxes	$2,168	$1,653	$690	$6,859
Acquisition-related – amortization(1)	579	580	2,316	2,271
Acquisition-related – other costs(3)	8	(59)	174	(20)
Restructuring	76	505	188	527
IPR&D impairment	—	50	4,180	50
Loss (gain) from equity securities, net	126	(189)	274	167
Other(2)	—	51	—	51
Non-GAAP income before income taxes	$2,956	$2,591	$7,822	$9,905

Income tax expense reconciliation:
GAAP income tax (benefit) expense	$385	$236	$211	$1,247
Income tax effect of non-GAAP adjustments:
Acquisition-related – amortization(1)	121	119	484	466
Acquisition-related – other costs(3)	2	1	41	9
Restructuring	16	90	37	95
IPR&D impairment	—	15	1,051	15
Loss (gain) from equity securities, net	13	(18)	(39)	(14)
Discrete and related tax charges(4)	29	(12)	243	(326)
Other(2)	—	11	—	11
Non-GAAP income tax expense	$566	$442	$2,028	$1,503

Effective tax rate reconciliation:
GAAP effective tax rate	17.8%	14.3%	30.5%	18.2%
Income tax effect of above non-GAAP adjustments and discrete and related tax adjustments(4)	1.4%	2.8%	(4.6)%	(3.0)%
Non-GAAP effective tax rate	19.2%	17.1%	25.9%	15.2%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$1,783	$1,429	$480	$5,665
Acquisition-related – amortization(1)	458	460	1,832	1,805
Acquisition-related – other costs(3)	6	(59)	134	(29)
Restructuring	59	414	151	431
IPR&D impairment	—	35	3,129	35
Loss (gain) from equity securities, net	113	(171)	313	180
Discrete and related tax charges(4)	(29)	12	(243)	326
Other(2)	—	40	—	40
Non-GAAP net income attributable to Gilead	$2,390	$2,161	$5,795	$8,454

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$1.42	$1.14	$0.38	$4.50
Acquisition-related – amortization(1)	0.36	0.37	1.46	1.43
Acquisition-related – other costs(3)	—	(0.05)	0.11	(0.02)
Restructuring	0.05	0.33	0.12	0.34
IPR&D impairment	—	0.03	2.49	0.03
Loss (gain) from equity securities, net	0.09	(0.14)	0.25	0.14
Discrete and related tax charges(4)	(0.02)	0.01	(0.19)	0.26
Other(2)	—	0.03	—	0.03
Non-GAAP diluted earnings per share	$1.90	$1.72	$4.62	$6.72

February 11, 2025	13

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions, except percentages and per share amounts)	2024	2023	2024	2023
Non-GAAP adjustment summary:
Cost of goods sold adjustments	$579	$1,110	$2,315	$2,801
Research and development expenses adjustments	29	(44)	176	(2)
IPR&D impairment adjustments	—	50	4,180	50
Selling, general and administrative expenses adjustments	54	11	188	30
Total non-GAAP adjustments to costs and expenses	663	1,127	6,858	2,879
Other (income) expense, net, adjustments	126	(189)	274	167
Total non-GAAP adjustments before income taxes	789	938	7,132	3,046
Income tax effect of non-GAAP adjustments above	(152)	(218)	(1,574)	(583)
Discrete and related tax charges(4)	(29)	12	(243)	326
Total non-GAAP adjustments to net income attributable to Gilead	$607	$732	$5,315	$2,789
______________________________
(1)    Relates to amortization of acquired intangibles.
(2)    Relates to a write-off of an intangible asset related to the restructuring of our collaboration with Galapagos NV during the fourth quarter of 2023.
(3)    Adjustments include integration expenses, contingent consideration fair value adjustments and other expenses associated with Gilead’s recent acquisitions.
(4)    Represents discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets and in-process research and development, transfers of intangible assets from a foreign subsidiary to Ireland and the United States, and legal entity restructurings.

February 11, 2025	14

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2025 FULL YEAR GUIDANCE(1)
(unaudited)

(in millions, except percentages and per share amounts)	Provided February 11, 2025
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	77.0% - 78.0%
Acquisition-related expenses	~ 8.0%
Non-GAAP projected product gross margin	85.0% - 86.0%

Projected operating income GAAP to non-GAAP reconciliation:
GAAP projected operating income	$10,200 - $10,700
Acquisition-related and restructuring expenses	~ 2,500
Non-GAAP projected operating income	$12,700 - $13,200

Projected effective tax rate GAAP to non-GAAP reconciliation:
GAAP projected effective tax rate	~ 20%
Income tax effect of above non-GAAP adjustments, and discrete and related tax adjustments	(~ 1%)
Non-GAAP projected effective tax rate	~ 19%

Projected diluted EPS GAAP to non-GAAP reconciliation:
GAAP projected diluted EPS	$5.95 - $6.35
Acquisition-related and restructuring expenses, and discrete and related tax adjustments	~ 1.75
Non-GAAP projected diluted EPS	$7.70 - $8.10
________________________________
(1)    Our full-year guidance excludes the potential impact of any (i) acquisitions or business development transactions that have not been executed, (ii) future fair value adjustments of equity securities and (iii) discrete tax charges or benefits associated with changes in tax related laws and guidelines that have not been enacted, as Gilead is unable to project such amounts. The non-GAAP full-year guidance includes non-GAAP adjustments to actual current period results as well as adjustments for the known future impact associated with events that have already occurred, such as future amortization of our intangible assets and the future impact of discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets and in-process research and development, transfers of intangible assets from a foreign subsidiary to Ireland and the United States, and legal entity restructurings.

February 11, 2025	15

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,
(in millions)	2024	2023
Assets
Cash, cash equivalents and marketable debt securities	$9,991	$8,428
Accounts receivable, net	4,420	4,660
Inventories	3,589	3,366
Property, plant and equipment, net	5,414	5,317
Intangible assets, net	19,948	26,454
Goodwill	8,314	8,314
Other assets	7,319	5,586
Total assets	$58,995	$62,125
Liabilities and Stockholders’ Equity
Current liabilities	$12,004	$11,280
Long-term liabilities	27,744	28,096
Stockholders’ equity(1)	19,246	22,749
Total liabilities and stockholders’ equity	$58,995	$62,125
________________________________
(1)    As of December 31, 2024 and 2023, there were 1,246 shares of common stock issued and outstanding.

February 11, 2025	16

GILEAD SCIENCES, INC.
SELECTED CASH FLOW INFORMATION
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions)	2024	2023	2024	2023
Net cash provided by operating activities	$2,975	$2,168	$10,828	$8,006
Net cash used in investing activities	(225)	(726)	(3,449)	(2,265)
Net cash used in financing activities	2,260	(1,100)	(3,433)	(5,125)
Effect of exchange rate changes on cash and cash equivalents	(55)	37	(40)	57
Net change in cash and cash equivalents	4,954	380	3,906	673
Cash and cash equivalents at beginning of period	5,037	5,705	6,085	5,412
Cash and cash equivalents at end of period	$9,991	$6,085	$9,991	$6,085

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions)	2024	2023	2024	2023
Net cash provided by operating activities	$2,975	$2,168	$10,828	$8,006
Capital expenditures	(147)	(214)	(523)	(585)
Free cash flow(1)	$2,828	$1,954	$10,305	$7,421
________________________________
(1)    Free cash flow is a non-GAAP liquidity measure. Please refer to our disclosures in the Non-GAAP Financial Information section above.

February 11, 2025	17

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions)	2024	2023	2024	2023
HIV
Biktarvy – U.S.	$3,129	$2,588	$10,855	$9,692
Biktarvy – Europe	400	333	1,509	1,253
Biktarvy – Rest of World	246	188	1,060	905
	3,774	3,109	13,423	11,850

Descovy – U.S.	563	457	1,902	1,771
Descovy – Europe	25	25	100	100
Descovy – Rest of World	28	28	110	114
	616	509	2,113	1,985

Genvoya – U.S.	410	447	1,498	1,752
Genvoya – Europe	42	48	180	205
Genvoya – Rest of World	18	22	84	103
	470	517	1,762	2,060

Odefsey – U.S.	252	258	957	1,012
Odefsey – Europe	74	71	290	294
Odefsey – Rest of World	11	11	41	44
	336	340	1,288	1,350

Symtuza - Revenue share(1) – U.S.	112	104	450	382
Symtuza - Revenue share(1) – Europe	30	32	130	133
Symtuza - Revenue share(1) – Rest of World	3	3	12	13
	144	139	592	529

Other HIV(2) – U.S.	67	46	257	238
Other HIV(2) – Europe	33	25	129	116
Other HIV(2) – Rest of World	11	9	48	47
	111	79	434	401

Total HIV – U.S.	4,532	3,899	15,918	14,848
Total HIV – Europe	603	533	2,339	2,102
Total HIV – Rest of World	317	261	1,355	1,226
	5,452	4,693	19,612	18,175
Liver Disease
Sofosbuvir / Velpatasvir(3) – U.S.	185	216	922	859
Sofosbuvir / Velpatasvir(3) – Europe	69	74	299	323
Sofosbuvir / Velpatasvir(3) – Rest of World	75	89	374	355
	330	378	1,596	1,537

Vemlidy – U.S.	148	115	486	410
Vemlidy – Europe	11	10	44	38
Vemlidy – Rest of World	100	92	428	414
	260	217	959	862

Other Liver Disease(4) – U.S.	58	39	192	152
Other Liver Disease(4) – Europe	54	38	202	150
Other Liver Disease(4) – Rest of World	18	19	73	83
	130	96	467	385

Total Liver Disease – U.S.	391	370	1,601	1,421
Total Liver Disease – Europe	134	121	545	511
Total Liver Disease – Rest of World	194	200	876	852
	719	691	3,021	2,784

Veklury
Veklury – U.S.	108	364	892	972
Veklury – Europe	80	181	284	408
Veklury – Rest of World	150	175	623	805
	337	720	1,799	2,184

February 11, 2025	18

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions)	2024	2023	2024	2023
Oncology
Cell Therapy
Tecartus – U.S.	53	66	234	245
Tecartus – Europe	36	27	138	110
Tecartus – Rest of World	10	5	31	15
	98	98	403	370

Yescarta – U.S.	161	187	662	811
Yescarta – Europe	156	140	666	547
Yescarta – Rest of World	72	42	242	140
	390	368	1,570	1,498

Total Cell Therapy – U.S.	213	253	896	1,055
Total Cell Therapy – Europe	193	167	804	658
Total Cell Therapy – Rest of World	82	46	274	156
	488	466	1,973	1,869

Trodelvy
Trodelvy – U.S.	247	226	902	777
Trodelvy – Europe	77	48	294	217
Trodelvy – Rest of World	31	24	119	68
	355	299	1,315	1,063

Total Oncology – U.S.	461	479	1,798	1,833
Total Oncology – Europe	269	216	1,098	875
Total Oncology – Rest of World	113	70	393	224
	843	765	3,289	2,932
Other
AmBisome – U.S.	7	4	44	43
AmBisome – Europe	66	68	276	260
AmBisome – Rest of World	36	39	212	189
	109	111	533	492

Other(5) – U.S.	51	64	255	261
Other(5) – Europe	8	9	34	40
Other(5) – Rest of World	16	17	68	66
	76	90	356	367

Total Other – U.S.	59	68	299	304
Total Other – Europe	74	77	310	301
Total Other – Rest of World	52	56	280	255
	184	201	889	859

Total product sales – U.S.	5,550	5,180	20,508	19,377
Total product sales – Europe	1,160	1,128	4,576	4,197
Total product sales – Rest of World	826	762	3,526	3,361
	$7,536	$7,070	$28,610	$26,934
_______________________________
(1)    Represents Gilead’s revenue from cobicistat (“C”), FTC and TAF in Symtuza (darunavir/C/FTC/TAF), a fixed dose combination product commercialized by Janssen Sciences Ireland Unlimited Company.
(2)    Includes Atripla, Complera/Eviplera, Emtriva, Stribild, Sunlenca, Truvada and Tybost.
(3)    Includes Epclusa and the authorized generic version of Epclusa sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC (“Asegua”).
(4)    Includes ledipasvir/sofosbuvir (Harvoni and the authorized generic version of Harvoni sold by Asegua), Hepcludex, Hepsera, Livdelzi, Sovaldi, Viread and Vosevi.
(5)    Includes Cayston, Jyseleca, Letairis, Ranexa and Zydelig.